                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

================================================================================

                                CREDIT AGREEMENT

                                   Dated as of

                                 April 13, 2006

                                      among

                              TW AOL HOLDINGS INC.,

                                AOL HOLDINGS LLC

                                       and

                                    AOL LLC,
                                   as Borrower

                            The Lenders Party Hereto,

                                       and

    BNP PARIBAS and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
                           as Co-Administrative Agents

                   $500,000,000 THREE-YEAR TERM LOAN FACILITY

================================================================================

       BNP PARIBAS SECURITIES CORP. AND THE BANK OF TOKYO-MITSUBISHI UFJ,
                             LTD., NEW YORK BRANCH,
                  as Joint-Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
ARTICLE I Definitions...........................................................      1

   SECTION 1.01. Defined Terms..................................................      1
   SECTION 1.02. Classification of Loans and Borrowings.........................     17
   SECTION 1.03. Terms Generally................................................     17
   SECTION 1.04. Accounting Terms; GAAP.........................................     17
   SECTION 1.05. Administrative Agent...........................................     18

ARTICLE II The Credits..........................................................     18

   SECTION 2.01. Commitments....................................................     18
   SECTION 2.02. Loans and Borrowings...........................................     18
   SECTION 2.03. Procedures for Borrowing.......................................     19
   SECTION 2.04. [Intentionally left blank].....................................     19
   SECTION 2.05. [Intentionally left blank].....................................     19
   SECTION 2.06. Funding of Borrowings..........................................     19
   SECTION 2.07. Interest Elections.............................................     19
   SECTION 2.08. Termination and Reduction of Commitments.......................     21
   SECTION 2.09. Repayment of Loans; Evidence of Debt...........................     21
   SECTION 2.10. Prepayment of Loans............................................     22
   SECTION 2.11. Fees...........................................................     22
   SECTION 2.12. Interest.......................................................     22
   SECTION 2.13. Alternate Rate of Interest.....................................     23
   SECTION 2.14. Increased Costs................................................     23
   SECTION 2.15. Break Funding Payments.........................................     25
   SECTION 2.16. Taxes..........................................................     25
   SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.....     26
   SECTION 2.18. Mitigation Obligations; Replacement of Lenders.................     28

ARTICLE III Representations and Warranties......................................     28

   SECTION 3.01. Organization; Powers...........................................     28
   SECTION 3.02. Authorization; Enforceability..................................     29
   SECTION 3.03. Governmental Approvals; No Conflicts...........................     29
   SECTION 3.04. Financial Condition; No Material Adverse Change................     29
   SECTION 3.05. Properties.....................................................     30
   SECTION 3.06. Litigation and Environmental Matters...........................     30
   SECTION 3.07. Compliance with Laws and Agreements............................     30
   SECTION 3.08. Government Regulation..........................................     30
   SECTION 3.09. Taxes..........................................................     31
   SECTION 3.10. ERISA..........................................................     31
   SECTION 3.11. Disclosure.....................................................     31

ARTICLE IV Conditions...........................................................     31

   SECTION 4.01. Closing Date...................................................     31

                                                                                   PAGE
                                                                                   ----
   SECTION 4.02. Borrowing Date.................................................     32

ARTICLE V Affirmative Covenants.................................................     33

   SECTION 5.01. Financial Statements and Other Information.....................     33
   SECTION 5.02. Notices of Material Events.....................................     35
   SECTION 5.03. Existence; Conduct of Business.................................     36
   SECTION 5.04. Payment of Obligations.........................................     36
   SECTION 5.05. Maintenance of Properties; Insurance...........................     36
   SECTION 5.06. Books and Records; Inspection Rights...........................     36
   SECTION 5.07. Compliance with Laws...........................................     37
   SECTION 5.08. Use of Proceeds................................................     37
   SECTION 5.09. Fiscal Periods; Accounting.....................................     37
   SECTION 5.10. Additional Guarantees..........................................     37
   SECTION 5.11. Funded Debt....................................................     37

ARTICLE VI Negative Covenants...................................................     37

   SECTION 6.01. Consolidated Leverage Ratio....................................     38
   SECTION 6.02. Indebtedness...................................................     38
   SECTION 6.03. Liens..........................................................     38
   SECTION 6.04. Mergers, Etc. .................................................     39
   SECTION 6.05. Investments....................................................     39
   SECTION 6.06. Restricted Payments............................................     39
   SECTION 6.07. Transactions with Affiliates...................................     39
   SECTION 6.08. Unrestricted Subsidiaries......................................     40

ARTICLE VII Events of Default...................................................     40

ARTICLE VIII The Agents.........................................................     43

ARTICLE IX Miscellaneous........................................................     45

   SECTION 9.01. Notices........................................................     45
   SECTION 9.02. Waivers; Amendments............................................     46
   SECTION 9.03. Expenses; Indemnity; Damage Waiver.............................     47
   SECTION 9.04. Successors and Assigns.........................................     48
   SECTION 9.05. Survival.......................................................     50
   SECTION 9.06. Counterparts; Integration; Effectiveness.......................     51
   SECTION 9.07. Severability...................................................     51
   SECTION 9.08. Right of Setoff................................................     51
   SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.....     51
   SECTION 9.10. WAIVER OF JURY TRIAL...........................................     52
   SECTION 9.11. Headings.......................................................     52
   SECTION 9.12. Confidentiality................................................     52
   SECTION 9.13. Acknowledgements...............................................     53
   SECTION 9.14. Assignments and Assumptions....................................     53
   SECTION 9.15. Release........................................................     53
   SECTION 9.16. USA Patriot Act................................................     53

SCHEDULES:

Schedule 2.01     Commitments
Schedule 2.03(A)  Borrowing Notice/Interest Election Notice/Prepayment Notice
Schedule 2.03(B)  Authorized Account Numbers & Locations
Schedule 6.08     Unrestricted Subsidiaries
Schedule 8        List of Proper Persons

EXHIBITS:

Exhibit A         Form of Assignment and Acceptance
Exhibit B         Form of Guarantee

            THREE-YEAR CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") dated as of April 13, 2006, among TW AOL HOLDINGS INC., a Virginia corporation ("TW AOL Holdco"), AOL HOLDINGS LLC, a Delaware limited liability company ("Holdco"), AOL LLC, a Delaware limited liability company ("AOL LLC"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), and BNP PARIBAS and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH as co-administrative agents.

                                  WITNESSETH:

            WHEREAS, TW AOL Holdco has requested the Lenders to make loans to it in an aggregate amount of up to $500,000,000 as more particularly described herein;

            WHEREAS, immediately after the making of the Loans to, and the receipt of the proceeds of such Loans by, TW AOL Holdco, pursuant to the Contribution Agreement, Holdco shall assume the Loans and become the Borrower hereunder;

            WHEREAS, immediately after the assumption of the Loans by Holdco, AOL LLC shall assume the Loans and become the Borrower hereunder;

            WHEREAS, the Lenders are willing to make such loans on the terms and conditions contained herein;

            NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR" when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Adjusted Financial Statements" means, for any period, with respect to any Person, (a) the balance sheet of such Person and the Restricted Subsidiaries (treating Unrestricted Subsidiaries as equity investments of such Person to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of such Person in accordance with GAAP) as of the end of such period and (b) the related statements of operations and stockholders equity for such period and, if such period is not a fiscal year, for the then elapsed portion of the fiscal year (treating Unrestricted Subsidiaries as equity investments of such Person to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of such Person in accordance with GAAP).

            "Adjusted LIBO Rate" means with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next Basis

Point) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means, subject to Section 1.05, collectively, the Co-Administrative Agents; provided that, in the event that the Co-Administrative Agents, acting in their separate capacities as Lenders, are no longer the only Lenders hereunder, then the Administrative Agent shall thereafter be the Co-Administrative Agent with the greater Applicable Percentage (or such Co-Administrative Agent as each Co-Administrative Agent shall agree in writing, as notified to the Borrower and each other Lender), together with any successor Administrative Agent pursuant to Article VIII.

            "Administrative Questionnaire" means, with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that two or more Persons shall not be deemed Affiliates because an individual is a director and/or officer of each such Person.

            "Agents" means the Co-Administrative Agents and the Administrative Agent.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "AOL LLC" has the meaning set forth in the preamble hereto.

            "Applicable Percentage" means, with respect to any Lender (a) prior to the Borrowing Date, the percentage of the sum total of the Commitments which is represented by such Lender's Commitment or (b) on or after the Borrowing Date, the percentage of the aggregate unpaid principal amount of the Loans at such time which is represented by the aggregate unpaid principal amount of Loans held by such Lender at such time.

            "Applicable Rate" means, for any day, with respect to any Eurodollar Loan, the applicable rate per annum set forth below expressed in Basis Points under the caption "Eurodollar Loan Spread" based upon the senior unsecured long-term debt credit rating (or an equivalent thereof) (in each case, a "Rating") assigned by Moody's and S&P, respectively, applicable on such date to Time Warner:

       RATINGS           EURODOLLAR
    S&P / MOODY'S       LOAN SPREAD
---------------------   -----------
     Category A
       A / A2               25.0

     Category B
       A- / A3              35.0

                                                                               3

       RATINGS           EURODOLLAR
    S&P / MOODY'S       LOAN SPREAD
---------------------   -----------
     Category C
     BBB+ / Baa1            45.0

     Category D
     BBB / Baa2             55.0

     Category E
     BBB- / Baa3            75.0

     Category F
Lower than BBB- /Baa3      100.0

            For purposes of determining the Applicable Rate (A) if either Moody's or S&P shall not have in effect a relevant Rating (other than by reason of the circumstances referred to in clause (C) of this definition), then the Rating assigned by the other rating agency shall be used; (B) if the relevant Ratings assigned by Moody's and S&P shall fall within different Categories, the Applicable Rate shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; (C) if either rating agency shall cease to assign a relevant Rating solely because Time Warner elects not to participate or otherwise cooperate in the ratings process of such rating agency, the Applicable Rate shall not be less than that in effect immediately before such rating agency's Rating for Time Warner became unavailable; and (D) if the relevant Ratings assigned by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Time Warner and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency, and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

            "Arrangers" means BNP Paribas Securities Corp. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A.

            "Availability Period" means the period beginning on the Closing Date through and including April 30, 2006.

            "Basis Point" means 1/100th of 1%.

            "Board" means the Board of Governors of the Federal Reserve System of the United States.

            "Borrower" means (a) initially and prior to the First Assumption, TW AOL Holdco, (b) after the First Assumption and prior to the Second Assumption, Holdco, and (c) after the Second Assumption, AOL LLC.

            "Borrower Materials" has the meaning set forth in Section 5.01.

            "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

            "Borrowing Date" means the date of the initial Borrowing of the Loans pursuant to Section 2.01.

            "Borrowing Request" means the request by the Borrower for a Borrowing in accordance with Section 2.03.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Capital Stock" means, with respect to any Person, any and all shares, partnership interests or other equivalents (however designated and whether voting or non-voting) of such Person's equity, whether outstanding on the date hereof or hereafter issued, and any and all equivalent ownership interests in a Person (other than a corporation) and any and all rights, warrants or options to purchase or acquire or exchangeable for or convertible into such shares, partnership interests or other equivalents.

            "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) that (i) have maturities of not more than six months from the date of acquisition thereof or (ii) are subject to a repurchase agreement with an institution described in clause (b)(i) or (ii) below exercisable within six months from the date of acquisition thereof, (b) U.S. Dollar-denominated and Eurodollar time deposits, certificates of deposit and bankers' acceptances of
(i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof, from Moody's is at least P-2 or the equivalent thereof or from Fitch is at least F-2 or the equivalent thereof (any such bank, an "Approved Lender"), in each case with maturities of not more than six months from the date of acquisition thereof, (c) commercial paper and variable and fixed rate notes issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper, auction rate notes and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's or at least F-2 or the equivalent thereof by Fitch, and in each case maturing within six months after the date of acquisition thereof, (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition,
(f) tax-exempt commercial paper of U.S. municipal, state or local governments rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's or at least F-2 or the equivalent thereof by Fitch and maturing within six months after the date of acquisition thereof, (g) shares of money market mutual or similar funds sponsored by any registered broker dealer or mutual fund distributor, (h) repurchase obligations entered into with any bank meeting the qualifications of clause (b) above or any registered broker dealer whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof or from Fitch is at least F-2 or the equivalent thereof, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government or residential whole loan mortgages, and (i) demand deposit accounts maintained in the ordinary course of business.

            "Change in Control" means (a) Time Warner, directly or indirectly, ceasing to (i) have beneficial ownership (within the meaning of Section 13(d) and 14(d) of the Exchange Act) of securities (or options to purchase securities) having a majority or more of the ordinary voting power of the Borrower (including options to acquire such voting power) or (ii) have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of the board of directors (or the equivalent thereof) of the Borrower or (b) persons who are directors of the Borrower as of the date hereof or persons designated or approved by such directors ceasing to constitute a majority of the board of directors (or equivalent thereof) of the Borrower.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date of this Agreement.

            "Closing Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date is April 13, 2006.

            "Co-Administrative Agent" means each of BNP Paribas and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, together with its respective affiliates, as an arranger of the Commitments and as co-administrative agent for the Lenders hereunder.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make a Loan hereunder on the Borrowing Date as set forth on
Schedule 2.01 under the heading "Commitment".

            "Companies" means the Borrower and the Restricted Subsidiaries, collectively; and "Company" means any of them.

            "Conduit Lender" means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.16 or 9.03 than the designating Lender would have been entitled to receive in respect of the Loans made by such Conduit Lender or (b) be deemed to have any Commitment. The making of a Loan by a Conduit Lender hereunder shall utilize the Commitment of a designating Lender to the same extent, and as if, such Loan were made by such designating Lender.

            "Consolidated EBITDA" means, for any period, Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense (excluding amortization of film inventory that does not constitute amortization of purchase price amortization), (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs (excluding amortization of film inventory that does not constitute amortization of purchase price amortization), (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) minority interest expense in respect of preferred stock of Subsidiaries of the Borrower, and (g) non-cash expenses in respect of stock options and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income and
(b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), all as determined on a consolidated basis.

            "Consolidated Leverage Ratio" means, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

            "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that such other Person's assets are acquired by the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or the Restricted Subsidiaries in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement or instrument (other than any Credit Document), judgment, decree, order, statute, rule, governmental regulation or other requirement of law applicable to such Subsidiary; provided that the income of any Subsidiary of the Borrower shall not be excluded by reason of this clause (c) so long as such Subsidiary guarantees the Obligations.

            "Consolidated Total Assets" means, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under total assets at such date; provided that such amounts shall be calculated in accordance with Section 1.04.

            "Consolidated Total Debt" means, at any date, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries minus the sum of (a) the aggregate principal amount of any such Indebtedness that is payable either by its terms or at the election of the obligor in equity securities of the Borrower or the proceeds of options in respect of such equity securities, (b) the aggregate principal amount of any such Indebtedness between or among the Companies and (c) the aggregate amount, without duplication, of all Guarantee Obligations of the Borrower and any of its Subsidiaries in respect of Indebtedness for borrowed money of Time Warner and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

            "Contribution Agreement" means the Contribution Agreement dated as of March 24, 2006 among Time Warner, Google and America Online Inc.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Copyright Liens" means any Liens granted by the Borrower or any of its Subsidiaries on copyrights relating to movies or other programming, which movies or other programming are subject to one or more contracts entitling the Borrower or such Subsidiary to future payments in respect of such movies or other programming and which contractual rights to future payments are to be transferred by the Borrower or such Subsidiary to a special purpose Subsidiary of the Borrower or such Subsidiary organized for the purpose of monetizing such rights to future payments, provided that such Liens (a) are granted directly or indirectly for the benefit of the special purpose Subsidiary and/or the Persons who purchase such contractual rights to future payments from such special purpose Subsidiary and (b) extend only to the copyrights for the movies or other programming subject to such contracts for the purpose of permitting the completion, distribution and exhibition of such movies or other programming.

            "Credit Documents" means this Agreement, the Guarantee and each Note.

            "Credit Parties" means the Borrower and the Guarantors, collectively; and "Credit Party" means any of them.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Defaulting Lender" means any Lender which fails to make any Loan required to be made by it in accordance with the terms and conditions of this Agreement.

            "Dollars" or "$" refers to lawful money of the United States.

            "Eligible Assignee" means any financial institution whose home office is domiciled in a country that is a member of the Organization for Economic Cooperation and Development and having capital and surplus in excess of $500,000,000.

            "Environmental Law" means all applicable and binding laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means, with respect to the Borrower, any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or in Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any unfunded liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition on such entity of Withdrawal Liability or a determination that a Multiemployer Plan with respect to which such entity is obligated to contribute or is otherwise liable is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence, with respect to a Plan or a Multiemployer Plan, of a nonexempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Borrower.

            "Eurodollar" when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new lending office or (ii) is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of such designation of a new lending office or assignment, to receive additional amounts from such Credit Party with respect to such withholding tax pursuant to Section 2.16(a) and (d) in the case of a Lender that is a U.S. Person, any withholding tax that is attributable to the Lender's failure to comply with Section 2.16(f).

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next Basis Point) of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next Basis Point) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

            "First Assumption" has the meaning set forth in Section 9.14.

            "Fitch" means Fitch, Inc.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Funded Debt" means Consolidated Total Debt for borrowed money (including, without limitation, the Loans, any Indebtedness owing to Group Members (other than the Companies) and Capital Lease Obligations).

            "GAAP" means generally accepted accounting principles in the United States.

            "Google" means Google Inc., a Delaware corporation.

            "Google Transaction" means the sale by Holdco of 5.0% of the Capital Stock of Holdco to Google pursuant to the Contribution Agreement.

            "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Group Member" means the collective reference to Time Warner and its Subsidiaries.

            "Guarantee" means the guarantee by the Subsidiary Guarantors of the Obligations, substantially in the form of Exhibit B.

            "Guarantee Obligations" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee Obligations shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantors" means the Subsidiary Guarantors.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Historic TW" means, Historic TW Inc. (f/k/a Time Warner Inc.), a Delaware Corporation.

            "Holdco" has the meaning set forth in the preamble hereto.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (but not including operating leases), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and payment obligations of such Person pursuant to agreements entered into in the ordinary course of business, which payment obligations are contingent on another Person's satisfactory provision of services or products), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Copyright Liens or Liens on interests or Investments in Unrestricted Subsidiaries) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (but only to the extent of the lesser of the fair market value of the property subject to such Lien and the amount of such Indebtedness), (g) all Guarantee Obligations of such Person with respect to Indebtedness of others (except to the extent that such Guarantee Obligation guarantees Indebtedness of a Restricted Subsidiary), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (but only to the extent of all drafts drawn thereunder) and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. Notwithstanding the foregoing, Indebtedness shall not include (i) any obligation of such Person to guarantee performance of, or enter into indemnification agreements with respect to, obligations, entered into in the ordinary course of business, under any and all leases, performance bonds, franchise bonds and obligations to reimburse drawings under letters of credit issued in lieu of performance or franchise bonds or (ii) obligations to make Tax Distributions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

            "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

            "Interest Period" means with respect to any Eurodollar Borrowing the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is (a) one, two, three or six months (or, with the consent of each Lender, a shorter period or nine or twelve months if available from all Lenders) thereafter, as the Borrower may elect or
(b) one month thereafter, if the Borrower has made no election, provided, that
(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) any Interest Period pertaining to such a Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the Borrowing Date and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Investment" by any Person means any direct or indirect (a) loan, advance or other extension of credit or contribution to any other Person (by means of transfer of cash or other property to others, payments for property or services for the account or use of others, mergers or otherwise), (b) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities (including any option, warrant or other right to acquire any of the foregoing) or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (c) purchase or acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit and (d) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude extension of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business and in accordance with customary industry practice.

            "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing denominated in Dollars for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (the "BBA LIBOR"), as published by Reuters (or any other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to the arithmetic average of the rates at which deposits in Dollars approximately equal in principal amount to $5,000,000 and for a maturity comparable to such Interest Period are offered with respect to any Eurodollar Borrowing to the principal London office of the Administrative Agent (or, if the Administrative Agent does not at the time maintain a London office, the principal London office of any Affiliate of the Administrative Agent) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in (including sales of accounts), on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing, but excluding any operating leases) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Material Adverse Effect" means a material adverse effect on (a) the financial condition, business, results of operations, properties or liabilities of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its material obligations to the Lenders under any Credit Document to which it is or will be a party (except, in the case of any Guarantor, as a result of the events described in Section 6.08 or Section 9.14) or (c) the rights of or benefits available to the Lenders under any Credit Document.

            "Material Indebtedness" means Indebtedness (other than the Loans), of Group Members in an aggregate principal amount exceeding $200,000,000.

            "Material Subsidiary" means, at any date, each Subsidiary of the Borrower which, either alone or together with the Subsidiaries of such Subsidiary, meets any of the following conditions:

            (a) as of the last day of the Borrower's most recently ended fiscal quarter for which financial statements have been furnished to the Administrative Agent pursuant to Section 5.1, the investments of the Borrower and its Subsidiaries in, or their proportionate share (based on their equity interests) of the book value of the total assets (after intercompany eliminations) of, the Subsidiary in question exceeds 10% of the book value of the total assets of the Borrower and its consolidated Subsidiaries, provided that, for purposes of the definition of "Subsidiary Guarantor" and Section 5.10 only, such calculation shall exclude goodwill;

            (b) for the period of four consecutive fiscal quarters ended on the last day of the Borrower's most recently ended fiscal quarter for which financial statements have been furnished to the Administrative Agent pursuant to Section 5.1, the equity of the Borrower and its Subsidiaries in the revenues from continuing operations of the Subsidiary in question exceeds 10% of the revenues from continuing operations of the Borrower and its consolidated Subsidiaries; or

            (c) for the period of four consecutive fiscal quarters ended on the last day of the Borrower's most recently ended fiscal quarter for which financial statements have been furnished to the Administrative Agent pursuant to
Section 5.1, the equity of the Borrower and its Subsidiaries in the Consolidated EBITDA of the Subsidiary in question exceeds 10% of the Consolidated EBITDA of the Borrower.

            "Maturity Date" means the third anniversary of the Closing Date.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Note" means any promissory note evidencing Loans issued pursuant to
Section 2.09(e).

            "Obligations" has the meaning assigned to such term in the Guarantee.

            "Officer's Certificate" means a certificate executed by the Chief Financial Officer, the Treasurer or the Controller of the Borrower or such other officer of the Borrower reasonably acceptable to the Administrative Agent and designated as such in writing to the Administrative Agent by the Borrower.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity thereto.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Platform" has the meaning set forth in Section 5.01.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York

City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Public Lender" has the meaning set forth in Section 5.01.

            "Rating" has the meaning assigned to such term in the definition of "Applicable Rate".

            "Register" has the meaning set forth in Section 9.04(c).

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, (a) prior to the Borrowing Date, Lenders having Commitments representing more than 50% of the sum total of the Commitments at such time, or (b) on and after the Borrowing Date, Lenders holding more than 50% of the sum total of the aggregate unpaid principal amount of the Loans.

            "Responsible Officer" means any of the Chief Executive Officer, Chief Legal Officer, Chief Financial Officer, Treasurer or Controller (or any equivalent of the foregoing officers) of the Borrower.

            "Restricted Payment" means, as to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock or other equity interests of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock or other equity interests of such Person or any option, warrant or other right to acquire any such shares of capital stock or other equity interests of such Person.

            "Restricted Subsidiaries" means, as of any date, all Subsidiaries of the Borrower that have not been designated as Unrestricted Subsidiaries by the Borrower pursuant to Section 6.08 or have been so designated as Unrestricted Subsidiaries by the Borrower but prior to such date have been (or have been deemed to be) re-designated by the Borrower as Restricted Subsidiaries pursuant to Section 6.08.

            "S&P" means Standard & Poor's Rating Services.

            "SEC" means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

            "Second Assumption" has the meaning set forth in Section 9.14.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. Unless otherwise qualified, all references to a "Subsidiary" or "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Subsidiary Guarantor" means each Material Subsidiary of the Borrower that is a U.S. Person and a Restricted Subsidiary.

            "Tax Distribution" means, with respect to any period, distributions made to any Person by a Subsidiary of such Person on or with respect to income and other taxes, which distributions are not in excess of the tax liabilities that, (a) in the case of a Subsidiary that is a corporation, would have been payable by such Subsidiary on a standalone basis, and (b) in the case of a Subsidiary that is a partnership, would have been distributed by such Subsidiary to its owners with respect to taxes, and in each case which are calculated in accordance with, and made no earlier than 10 days prior to the date required by, the terms of the applicable organizational document which requires such distribution. For the avoidance of doubt, a Tax Distribution shall include payments made pursuant to the Tax Matters Agreement.

            "Tax Matters Agreement" means the Tax Matters Agreement dated as of April 13, 2006 between Time Warner and Holdco, as amended, supplemented, modified or replaced from time to time.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "TBS" means Turner Broadcasting System, Inc., a Georgia corporation.

            "Time Warner" means Time Warner Inc., a Delaware corporation.

            "Time Warner Guarantee" means a guarantee by each of Time Warner, Historic TW, TBS and TWCI, substantially in the form of Exhibit B.

            "Transactions" means (a) the execution, delivery and performance by the Borrower of this Agreement, (b) the execution, delivery and performance by each of the Guarantors of the Guarantee and (c) the borrowing of Loans.

            "TW AOL Holdco" has the meaning set forth in the preamble hereto.

            "TWCI" means Time Warner Companies, Inc., a Delaware corporation.

            "Type" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

            "United States" means the United States of America.

            "U.S. Person" means a person who is a citizen or resident of the United States and any corporation or other entity created or organized in or under the laws of the United States.

            "Unrestricted Subsidiary" means, as of any time, all Subsidiaries of the Borrower that have been designated as Unrestricted Subsidiaries by the Borrower pursuant to Section 6.08.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan" or an "ABR Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing" or an "ABR Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words, "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns (including any successor of the Borrower pursuant to any merger or consolidation permitted under Section 6.04), (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall, except where the context dictates otherwise, be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            SECTION 1.05. Administrative Agent. Notwithstanding anything herein to the contrary, so long as the Co-Administrative Agents are the only Lenders hereunder, (a) all payments of principal, interest or fees required to be paid to the Lenders hereunder shall be paid ratably to the Co-Administrative Agents, in their capacities as Lenders, in accordance with their respective Applicable Percentages, (b) all notices or other documents required to be delivered to the Administrative Agent hereunder shall be delivered to each Co-Administrative Agent, (c) any consent or other approval or designation required to be made by the Administrative Agent hereunder shall be made by each Co-Administrative Agent acting together, (d) any notice required to be delivered by the Administrative Agent hereunder may be delivered by either Co-Administrative Agent (with a copy to the other Co-Administrative Agent), (e) any rate to be determined by reference to the Administrative Agent's rate shall be determined by reference to the rate of BNP Paribas, (f) the requirements of Section 2.09(c) shall be satisfied by compliance with Section 2.09(b), (g) any action permitted to be taken by the Administrative Agent pursuant to Article VII shall be taken by the Co-Administrative Agents acting together and (h) any assignment of Loans by a Co-Administrative Agent, in its capacity as a Lender, shall require the consent (which consent shall not be unreasonably withheld) of the other Co-Administrative Agent (except in the case of an assignment to an Affiliate, in which case such Co-Administrative Agent shall notify the other Co-Administrative Agent thereof).

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans available to the Borrower in a single Borrowing in Dollars during the Availability Period in an amount not to exceed such Lender's Commitment. The Loans may from time to time be Eurodollar Loans or ABR Loans, in each case as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.07.

            SECTION 2.02. Loans and Borrowings. (a) The Borrowing of Loans shall consist of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it on the Borrowing Date shall not relieve any other Lender of its obligations hereunder.

            (b) Subject to Section 2.13, the Loans shall be comprised of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall (i) subject to following clause (ii), not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) not create any additional liability of the Borrower in respect of Sections 2.14 or 2.16.

            (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that any ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurodollar Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request or elect any Interest Period in respect of any Borrowing that would end after the Maturity Date.

            SECTION 2.03. Procedures for Borrowing. To request the Lenders to make the Loans on the anticipated Borrowing Date, the Borrower shall notify the Administrative Agent of such request by telephone in accordance with Schedule 2.03(A). Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (a) the aggregate amount of the requested Borrowing;

            (b) the date of such Borrowing, which shall be a Business Day;

            (c) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (d) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (e) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Notwithstanding anything to the contrary above in this Section 2.03, no such notice shall alter the information set forth on Schedule 2.03(B) unless such notice shall be written. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be deemed an ABR Borrowing. If no Interest Period is specified with respect to a requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            SECTION 2.04. [Intentionally left blank].

            SECTION 2.05. [Intentionally left blank].

            SECTION 2.06. Funding of Borrowings. Each Lender shall make the Loan to be made by it hereunder on the Borrowing Date by wire transfer of immediately available funds by 12:00 noon, New York time, to the account of the Borrower specified on Schedule 2.03(B) or designated by the Borrower in the Borrowing Request.

            SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

            (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time set forth in Schedule 2.03(A) with respect to the Type of Borrowing to result from such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be continued as a Eurodollar Borrowing, as the case may be, having a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.08. Termination and Reduction of Commitments. (a) The Commitments shall terminate on April 30, 2006.

            (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000.

            (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

            SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loans on the Maturity Date.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section. Amounts prepaid on account of the Loans may not be reborrowed.

            (b) If the Borrower desires to make a prepayment, it shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder in accordance with Schedule 2.03(A). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing hereunder shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

            SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

            (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee equal to 0.05% of the aggregate principal amount of the Loans outstanding (i) on the first anniversary of the Closing Date, payable on such date or the first Business Day thereafter, (ii) on the second anniversary of the Closing Date, payable on such date or the first Business Day thereafter and (iii) on the date that is thirty months after the Closing Date, payable on such date or the first Business Day thereafter. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders entitled thereto.

            (c) Fees paid shall not be refundable under any circumstances absent manifest error in the calculation and/or payment thereof.

            SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

            (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any

Loan, 2% plus the rate otherwise applicable to such Loan as provided above or
(ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon the Maturity Date.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). The Alternate Base Rate, Adjusted LIBO Rate and LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining for such Interest Period the Adjusted LIBO Rate; or

            (b) the Administrative Agent is advised by the Required Lenders that for such Interest Period the Adjusted LIBO Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Borrowing referred to in such Interest Election Request shall, unless repaid by the Borrower, be converted to (as of the last day of the then current Interest Period), or maintained as, an ABR Borrowing, as the case may be (to the extent, in the Administrative Agent's reasonable determination, it is practicable to do so), and (ii) if the Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall, unless otherwise rescinded by the Borrower, be made as an ABR Loan (to the extent, in the Administrative Agent's reasonable determination, it is practicable to do so), and if the circumstances giving rise to such notice affect fewer than all Types of Borrowings, then the other Types of Borrowings shall be permitted.

            SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

            (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs actually incurred or reduction actually suffered.

            (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction actually suffered in respect of the Loans made by such Lender hereunder.

            (c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions unless a Lender gives notice to the Borrower that it is obligated to pay an amount under this Section within six months after the later of (i) the date the Lender incurs such increased costs, reduction in amounts received or receivable or reduction in return on capital or (ii) the date such Lender has actual knowledge of its incurrence of such increased cost, reduction in amounts received or receivable or reduction in return on capital; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

            Notwithstanding any other provision of this Section 2.14, no Lender shall demand compensation for any increased costs or reduction referred to above if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any (it being understood that this sentence shall not in any way limit the discretion of any Lender to waive the right to demand such compensation in any given case).

            SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit in Dollars equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in Dollars from other banks in the Eurodollar market at the commencement of such period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable by the Borrower under this Section unless such amounts have been included in any amount paid pursuant to the proviso to Section 2.16(a)) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

            (c) If a Lender or the Administrative Agent receives a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund, as determined by such Lender in its reasonable discretion), net of all out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

            (f) Any Lender that is a U.S. Person shall deliver to the Borrower (with a copy to the Administrative Agent) a statement signed by an authorized signatory of the Lender that it is a U.S. Person and, if necessary to avoid United States backup withholding, a duly completed and signed Internal Revenue Service Form W-9 (or successor form) establishing that such Lender is organized under the laws of the United States and is not subject to United States backup withholding.

            (g) Nothing in this Section shall be construed to require any Lender to disclose any confidential information regarding its tax returns or affairs.

            SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., New York time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall, unless the Administrative Agent is able to distribute such amounts to the applicable Lenders on such date, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent in New York at the offices for the Administrative Agent set forth in Section 9.01, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient in like funds promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder, whether such payments are made in respect of principal, interest or fees or other amounts payable hereunder, shall be made in Dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, to pay interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal, then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

            (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon owing by the Borrower than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders owing from the Borrower to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion

(notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender from or on behalf of any Credit Party or otherwise in respect of the Obligations to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will be made to a Lender reasonably expected to result in a reduction in the compensation or payments to be paid by the Borrower pursuant to such sections. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants (as to itself and the Restricted Subsidiaries) to the Lenders that:

            SECTION 3.01. Organization; Powers. The Borrower and each of the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. The Transactions are within each Credit Party's corporate or partnership (as the case may be) powers and have been duly authorized by all necessary corporate or partnership (as the case may be) and, if required, stockholder or partner action of such Credit Party. Each Credit Document (other than each Note) has been, and each Note when delivered hereunder will have been, duly executed and delivered by each Credit Party party thereto. Each Credit Document (other than each Note) constitutes, and each Note when delivered hereunder will be, a legal, valid and binding obligation of each Credit Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation or (ii) the charter, by-laws, partnership agreements or other organizational documents of any Credit Party or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any Restricted Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any Restricted Subsidiary; except, in each case (other than clause (b)(ii) with respect to the Borrower), such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The audited consolidated balance sheet and statements of operations, stockholders equity and cash flows (including the notes thereto) of Time Warner and its consolidated Subsidiaries as of and for the twelve months ended December 31, 2005, reported on by Ernst & Young LLP, independent public accountants, copies of which have heretofore been furnished to each Lender, when combined with all public filings with the SEC by Time Warner since December 31, 2005 and prior to the Closing Date, present fairly, in all material respects, the financial position and results of operations and cash flows of Time Warner and its consolidated Subsidiaries, as of such date and for such period, in accordance with GAAP.

            (b) The consolidating information with respect to AOL LLC and its consolidated Subsidiaries for the date and period described in foregoing paragraph (a), copies of which have heretofore been furnished to each Lender, present fairly, in all material respects, the financial position and results of operations and cash flows of AOL LLC and its consolidated Subsidiaries as of such date and for such period.

            (c) The unaudited pro forma consolidated balance sheet of Holdco and its consolidated Subsidiaries at January 31, 2006 (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Google Transaction, (ii) the Loans to be made on the Borrowing Date (including the First Assumption and the Second Assumption) and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to Holdco as of the date of delivery thereof, and presents fairly, in all material respects, on a pro forma basis the estimated financial position of Holdco and its consolidated Subsidiaries at January 31, 2006, assuming that the events specified in clauses (i), (ii) and
(iii) in the preceding sentence had actually occurred at such date.

            (d) Since December 31, 2005 there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its consolidated Subsidiaries, taken as a whole, and Holdco and its consolidated Subsidiaries, taken as a whole.

            SECTION 3.05. Properties. (a) The Borrower and each of the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property, except for defects in title or interests that could not reasonably be expected to result in a Material Adverse Effect.

            (b) The Borrower and each of the Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower or any of the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Restricted Subsidiaries (i) which could reasonably be expected to be adversely determined and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

            (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (x) neither the Borrower nor any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability and (y) the Borrower has no knowledge of any basis for any Environmental Liability on the part of any of the Restricted Subsidiaries.

            SECTION 3.07. Compliance with Laws and Agreements. The Borrower and each of the Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Event of Default has occurred and is continuing.

            SECTION 3.08. Government Regulation. Neither the Borrower nor any of the Restricted Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, or (b) is subject to any other statute or regulation which regulates the incurrence of indebtedness for borrowed money, other than, in the case of this clause (b), Federal and state securities laws and as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.09. Taxes. The Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it or as part of the consolidated group of which it is a member, except
(a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.11. Disclosure. As of the Closing Date, all information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of the Restricted Subsidiaries (including all information contained in the Credit Documents and the annexes, schedules and other attachments to the Credit Documents, but not including any projected financial statements), when taken together with the reports and other filings with the SEC made under the Exchange Act by Time Warner since December 31, 2005, is, and all other such information hereafter furnished, including all information contained in any of the Credit Documents, including any annexes or schedules thereto, by or on behalf of the Borrower or any of the Restricted Subsidiaries to or on behalf of any Lender is and will be (as of their respective dates and the Closing Date), true and accurate in all material respects and not incomplete by omitting to state a material fact to make such information not misleading at such time. There is no fact of which the Borrower is aware which has not been disclosed to the Lenders in writing pursuant to the terms of this Agreement prior to the date hereof and which, singly or in the aggregate with all such other facts of which the Borrower is aware, could reasonably be expected to result in a Material Adverse Effect. All statements of fact and representation concerning the present business, operations and assets of the Borrower or any of its Subsidiaries, the Credit Documents and the transactions referred to therein are true and correct in all material respects.

                                   ARTICLE IV

                                   CONDITIONS

            SECTION 4.01. Closing Date. The effectiveness of this Agreement and the obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

            (a) Credit Documents. The Administrative Agent (or its counsel) shall have received (i) this Agreement executed and delivered by each party hereto and (ii) the Guarantee, executed and delivered by each Guarantor, if any.

            (b) Opinion of Counsel. The Administrative Agent shall have received the favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (i) Cravath, Swaine & Moore LLP, counsel for the Credit

      Parties and (ii) in-house counsel to the Credit Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent. TW AOL Holdco, Holdco and AOL LLC hereby request each such counsel to deliver such opinions.

            (c) Closing Certificate. The Administrative Agent shall have received a certificate from each Credit Party, in form and substance reasonably satisfactory to the Administrative Agent, dated the Closing Date and signed by the president, a vice president, a financial officer or an equivalent officer of such Credit Party, including, in the case of the Borrower, confirmation of compliance with the conditions set forth in paragraphs (c) and (d) of Section 4.02.

            (d) Fees. The Borrower shall have paid all fees required to be paid on or before the Closing Date by the Borrower in connection with the credit facility provided for in this Agreement.

            (e) Authorizations, etc. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to each Credit Party, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

            Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this
Section 4.01, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 4.01 unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

            SECTION 4.02. Borrowing Date. The availability of the Loans on the Borrowing Date shall be conditioned upon the satisfaction of the following conditions:

            (a) The receipt by the Administrative Agent of a certificate of the Borrower certifying that the Google Transaction shall be consummated immediately after the making of Loans hereunder on the Borrowing Date.

            (b) The representations and warranties of the Borrower set forth in the Credit Documents (other than those set forth in Sections 3.04(d), 3.06 and 3.10 on any date other than the Closing Date) shall be true and correct in all material respects on and as of such date.

            (c) At the time of and immediately after giving effect to the Borrowing on such date, no Default or Event of Default shall have occurred and be continuing.

            Such Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the Borrowing Date as to the applicable matters specified in paragraphs (b) and (c) of this Section.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan, all fees payable hereunder and all other Obligations shall have been paid in full, the Borrower (for itself and the Restricted Subsidiaries) covenants and agrees with the Lenders that:

            SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent at its New York office (who will distribute copies to each Lender):

            (a) within 105 days after the end of each fiscal year of Time Warner, Time Warner's audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year and Time Warner's unaudited Adjusted Financial Statements for such fiscal year, setting forth in each case consolidating information with respect to the Borrower and its consolidated Subsidiaries on a stand-alone basis and in comparative form the figures for the previous fiscal year (including in respect of such consolidating information), and, (i) in the case of the audited financial statements, reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Time Warner and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (ii) in the case of the Adjusted Financial Statements, all certified by one of Time Warner's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Time Warner and the consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (iii) in the case of the consolidating information of the Borrower and its consolidated Subsidiaries, certified by one of the Borrower's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that (x) so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to furnish such Adjusted Financial Statements for any fiscal year if all Unrestricted Subsidiaries (other than any such Unrestricted Subsidiaries that are already treated as equity investments on such financial statements) on a combined basis would not have constituted a Material Subsidiary for such fiscal year and (y) in no case shall the Borrower be required to deliver any financial statements of any Subsidiary Guarantor to any Lender;

            (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Time Warner (including the fiscal quarter ending March 31, 2006), Time Warner's unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows and Time Warner's unaudited Adjusted Financial Statements as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case consolidating information with respect to the Borrower and its consolidated Subsidiaries on a stand-alone basis and in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (including in respect of such consolidating information) and (i) in the case of Time Warner's unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows and Time Warner's Adjusted Financial Statements, all certified by one of Time Warner's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Time Warner and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes, and (ii) in the case of the consolidating information of the Borrower and its consolidated Subsidiaries, certified by one of the Borrower's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes; provided that (x) so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to furnish Adjusted Financial Statements for any fiscal quarter if all Unrestricted Subsidiaries (other than any such Unrestricted Subsidiaries that are already treated as equity investments on such financial statements) on a combined basis would not have constituted a Material Subsidiary for such fiscal quarter and (y) in no case shall the Borrower be required to deliver any financial statements of any Subsidiary Guarantor to any Lender;

            (c) concurrently with any delivery of financial statements under clause (a) above (beginning with the fiscal year ending December 31, 2006), the unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year for the Borrower and unaudited Adjusted Financial Statements for such fiscal year for the Borrower, setting forth in each case in comparative form the figures for the previous fiscal year (commencing with the fiscal year ending December 31, 2007), all certified by one of the Borrower's Financial Officers as presenting fairly in all material respects the respective financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes; provided that (x) so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to furnish its Adjusted Financial Statements for any fiscal year if all Unrestricted Subsidiaries (other than any such Unrestricted Subsidiaries that are already treated as equity investments on their respective financial statements) on a combined basis would not have constituted a Material Subsidiary for such fiscal year and (y) in no case shall the Borrower be required to deliver any financial statements of any Subsidiary Guarantor to any Lender;

            (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02 and 6.03(a) and (i), and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04, which has not been previously disclosed by the Borrower pursuant to this Section 5.01, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the SEC or with any national securities exchange, or distributed by any Company to its security holders generally, as the case may be (other than registration statements on Form S-8, filings under Sections 16(a) or 13(d) of the Exchange Act and routine filings related to employee benefit plans); and

            (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (it being understood that the Borrower and such Subsidiaries shall not be required to provide any information or documents which are subject to confidentiality provisions the nature of which prohibit such disclosure).

            Information required to be delivered pursuant to paragraphs (a),
(b), (c), (d) and (e) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent, or as the case may be the Administrative Agent gives notice to the Lenders, that such information has been posted on the Borrower's website on the internet at the website address listed on the signature pages of such notice, at www.sec.gov or at another website identified in such notice and accessible by the Lenders without charge; provided that the Borrower shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b), (c), (d) and (e) of this Section 5.01 to the Administrative Agent or any Lender who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender.

            The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar secure electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that so long as the Borrower or any of its Affiliates thereof is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (i) the Borrower shall act in good faith to ensure that all Borrower Materials that contain only publicly available information regarding the Borrower and its business are clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (ii) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as containing only public information with respect to the Borrower and its business; (iii) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and
(iv) the Administrative Agent shall be responsible for keeping any Borrower Materials that are not marked "PUBLIC" outside the portion of the Platform designated "Public Investor." Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials "PUBLIC."

            SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent (who will distribute copies to the Lenders) prompt written notice of the following, upon any such event becoming known to any Responsible Officer of the Borrower:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and its Subsidiaries in an aggregate amount exceeding $200,000,000; and

            (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of the Restricted Subsidiaries which are Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

            SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of the Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of the Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business (taken as a whole) in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (it being understood that, to the extent consistent with prudent business practice, a program of self-insurance for first or other loss layers may be utilized).

            SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine its books and records, and to discuss its affairs, finances and condition with its officers and, so long as a representative of the Borrower is present, or the Borrower has consented to the absence of such a representative, independent accountants (in each case subject to the Borrower's or the Restricted Subsidiaries' obligations under applicable confidentiality provisions), all at such reasonable times and as often as reasonably requested.

            SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used for working capital needs, for general corporate purposes of the Borrower (including intercompany loans to Group Members) and its Subsidiaries, including the repayment of indebtedness of existing and future Subsidiaries of the Borrower. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

            SECTION 5.09. Fiscal Periods; Accounting. The Borrower's fiscal year will end on December 31 and its fiscal quarters will end on dates consistent with such fiscal year end.

            SECTION 5.10. Additional Guarantees. (a) With respect to any new Material Subsidiary that is a U.S. Person and a Restricted Subsidiary created or acquired after the Closing Date or any Subsidiary that is a U.S. Person and a Restricted Subsidiary that becomes a Material Subsidiary after the Closing Date, promptly cause such new Material Subsidiary that is a U.S. Person and a Restricted Subsidiary to (i) become a party to the Guarantee by executing and delivering to the Administrative Agent an assumption agreement substantially in the form attached to the Guarantee and (ii) deliver to the Administrative Agent such documents, certificates and legal opinions as the Administrative Agent may reasonably request in connection therewith.

            (b) Promptly after the execution and delivery of the Time Warner Guarantee, deliver to the Administrative Agent such documents, certificates and legal opinions as the Administrative Agent may reasonably request in connection therewith, it being understood that the execution and delivery of the Time Warner Guarantee shall be at Time Warner's sole discretion.

            SECTION 5.11. Funded Debt. For at least one of the seven Business Days immediately following the Borrowing Date, the aggregate amount of Funded Debt shall not exceed $1,200,000,000.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

            Until the principal of and interest on each Loan, all fees payable hereunder and all other Obligations have been paid in full, the Borrower covenants and agrees (for itself and the Restricted Subsidiaries) with the Lenders that:

            SECTION 6.01. Consolidated Leverage Ratio. The Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrower (including the fiscal quarter ending March 31, 2006) will not exceed 4.50 to 1.00.

            SECTION 6.02. Indebtedness. At any time that the Time Warner Guarantee is not in full force and effect, Consolidated Total Debt will not exceed the sum of (a) $2,000,000,000 and (b) the aggregate principal amount of any payment or prepayment of the Loans hereunder as of such time.

            SECTION 6.03. Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries, to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

            (a) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof; provided, that such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewal and replacements thereof that do not increase the outstanding principal amount thereof and such Liens do not secure an aggregate principal amount of Indebtedness in excess of $100,000,000 or apply to property or assets of the Borrower and the Restricted Subsidiaries in excess of $100,000,000;

            (b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
      (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
      (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (c) Liens on property acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 6.02, (ii) the Indebtedness secured thereby does not exceed 110% of the cost of acquiring, constructing or improving such property and (iii) such security interests shall not apply to any other property or assets of the Borrower or any of its Subsidiaries;

            (d) any Copyright Liens securing obligations specified in the definition thereof;

            (e) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary and owing to the Borrower or to a Restricted Subsidiary;

            (f) Liens on interests in or investments in any Unrestricted Subsidiary or in any other Person that is not a Subsidiary of the Borrower securing Indebtedness of such Unrestricted Subsidiary or such other Person;

            (g) Liens for taxes, assessments or governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings;

            (h) Liens incidental to the ordinary conduct of the Borrower's business or the ownership of its assets which were not incurred in connection with the borrowing of money, such as carrier's, warehousemen's, materialmen's, landlord's and mechanic's liens, and which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the ordinary course of its business; and

            (i) other Liens in respect of property or assets of the Borrower or any Restricted Subsidiary so long as at the time of the securing of any obligations related thereto, the aggregate principal amount of all such secured obligations does not exceed 5% of the Consolidated Total Assets of the Borrower at such time (it being understood that any Lien permitted under any other clause in this Section 6.03 shall not be included in the computation described in this paragraph).

            SECTION 6.04. Mergers, Etc. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or a substantial portion of the Borrower's consolidated assets, or all or a substantial portion of the stock of all of the Restricted Subsidiaries, taken as a whole (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, unless (a) at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing and (b) after giving effect to any such transaction, the business, taken as a whole, of the Borrower and the Restricted Subsidiaries shall not have been altered in a fundamental and substantial manner from that conducted by them, taken as a whole, immediately prior to the Closing Date, provided that (i) the Borrower shall not merge into or consolidate with such other Person, unless the Borrower shall survive such consolidation or merger,
(ii) the Borrower shall not liquidate or dissolve, (iii) no Subsidiary Guarantor shall merge into or consolidate with such other Person, unless such Subsidiary Guarantor or the Borrower or another Subsidiary Guarantor shall survive such consolidation or merger, and (iv) no Subsidiary Guarantor shall liquidate or dissolve except into the Borrower or another Subsidiary Guarantor.

            SECTION 6.05. Investments. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, make any Investment (other than any Investment in the ordinary course of the operation of its business) if, before or after giving effect to the commitment thereto on a pro forma basis, an Event of Default shall have occurred and be continuing.

            SECTION 6.06. Restricted Payments. The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except the Borrower may (a) declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (b) make Restricted Payments so long as after giving effect to the making of such Restricted Payment, no Event of Default shall have occurred and be continuing on a pro forma basis.

            SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any material transaction with any of its Affiliates, except (a) transactions entered into prior to the date hereof or contemplated by any agreement entered into on or prior to the date hereof including transactions contemplated by the Contribution Agreement, (b) in the ordinary course of business or at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (c) transactions between or among the Borrower and the Restricted Subsidiaries or between or among Restricted Subsidiaries, (d) any arrangements with officers, directors, representatives or other employees of the Borrower and its Subsidiaries relating specifically to employment as such, (e) the Tax Matters Agreement and (f) transactions that are otherwise permitted by this Agreement.

            SECTION 6.08. Unrestricted Subsidiaries. (a) Schedule 6.08 sets forth those Subsidiaries that have been designated as Unrestricted Subsidiaries as of the date hereof. The Borrower may designate any of its Subsidiaries as Unrestricted Subsidiaries from time to time in compliance with the provisions of this Section 6.08. The Borrower will not designate any of its Subsidiaries as an Unrestricted Subsidiary unless at the time such Subsidiary is designated as an Unrestricted Subsidiary, before and after giving effect to such designation on a pro forma basis, no Event of Default shall have occurred and be continuing, as certified in an Officers' Certificate delivered to the Administrative Agent at the time of such designation. Such Officers' Certificate also shall state the specific purpose for which such designation is being made. All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted Subsidiaries. If any Subsidiary Guarantor is designated as an Unrestricted Subsidiary (or otherwise becomes an Unrestricted Subsidiary) pursuant to this Section 6.08, it shall automatically be released from its obligations under the Guarantee without any further action.

            (b) The Borrower may designate or re-designate any Unrestricted Subsidiary as a Restricted Subsidiary from time to time in compliance with the provisions of this Section 6.08. The Borrower will not designate or re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, unless at the time such Unrestricted Subsidiary is so designated or re-designated as a Restricted Subsidiary, after giving effect to such designation or re-designation on a pro forma basis, no Event of Default shall have occurred and be continuing, as certified in an Officer's Certificate delivered to the Administrative Agent at the time of such designation or re-designation.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

            If any of the following events ("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

            (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in any Credit Document or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02 or 5.03 (with respect to the Borrower's existence) or in Article VI;

            (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in the Credit Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

            (f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace periods;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) the Borrower or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $200,000,000 shall be rendered against the Borrower, any Material Subsidiary or any combination thereof or any action shall be legally taken by a judgment creditor (whose liquidated judgment, along with those of any other judgment creditor's, exceeds $200,000,000) to attach or levy upon any assets of the Borrower or any Material Subsidiary to enforce any such judgment, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded pending appeal;

            (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events (with respect to which the Borrower has a liability which has not yet been satisfied) that have occurred, could reasonably be expected to result in a Material Adverse Effect;

            (m) except as otherwise permitted by this Agreement or the terms of any Guarantee, any Guarantee shall cease, for any reason, to be in full force and effect with respect to any Guarantor or any Credit Party shall so assert;

            (n) except as otherwise permitted by this Agreement or the terms of the Time Warner Guarantee, the Time Warner Guarantee shall (at any time after the execution and delivery thereof) cease, for any reason, to be in full force and effect with respect to Time Warner or any Credit Party shall so assert; or

            (o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this
Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                                   THE AGENTS

            Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

            Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Company or Affiliate thereof as if it were not an Agent hereunder and without any duty to account therefor to the Lenders.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or, if so specified by this Agreement, all the Lenders) and (c) except as expressly set forth herein and in the other Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company or any of its Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all the Lenders, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII and Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered under any Credit Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in the Credit Documents or the occurrence of any Default,
(iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message) believed by it to be genuine and to have been signed, sent or otherwise authenticated by a proper Person. An initial list of the proper Persons with respect to the Borrower appears on Schedule 8. Schedule 8 shall not be altered except in writing by a Person appearing thereon (or by a successor to such Person occupying the equivalent office). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon so long as such statement, in the case of a Borrowing Request, complies with the requirements of Section 2.03 in all material respects (it being understood that oral notices of borrowing will be confirmed in writing by the Borrower in accordance with Section 2.03). In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor; provided that the predecessor Administrative Agent shall pay the unearned portion of any fees paid in advance to either the successor Administrative Agent or the Borrower. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their Applicable Percentage on the date on which indemnification is sought under this Article VIII (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with their Applicable Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Loans and all other amounts payable hereunder.

            Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

            (i) if to the Borrower, to it at 22000 AOL Way, Dulles, VA 20166, Attention of Chief Financial Officer (Facsimile No. (703) 265-4250), with copies to Time Warner, Inc. at One Time Warner Center, New York, NY 10019, Attention of Chief Financial Officer (Facsimile No. (212) 484-7175), with copies to its General Counsel (Facsimile No. (212) 484-7167) and its Treasurer (Facsimile No. (212) 484-7151);

            (ii) if to the Administrative Agent and in accordance with Section 1.05, to (A) BNP Paribas, 787 Seventh Avenue, New York, NY 10019, Attention of Nuala Marley (Facsimile No. 212-841-2747) and (B) The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, 1251 Avenue of the Americas, 12th Floor, New York, NY 10020, Attention of Lillian Kim (Facsimile No. 212-782-6440), with a copy to BTM Operations Office for the Americas, c/o The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, 1251 Avenue of the Americas, 12th Floor, New York, NY 10020, Attention of Rolando Uy (Facsimile No. 201-521-2304); and

            (iii) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            (b) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that (i) nothing in this clause (b) shall modify the Agent Parties' respective obligations pursuant to Section 9.12, and
(ii) in no event shall any Agent Party have any liability to any Lender for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

            SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) amend, waive, modify or otherwise change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release any Guarantor from its obligations under the Guarantee without the written consent of each Lender, provided that if any Subsidiary Guarantor is designated as an Unrestricted Subsidiary (or otherwise becomes an Unrestricted Subsidiary) pursuant to Section 6.08 then the Guarantee shall automatically be released with respect to such Subsidiary Guarantor without any further action; (vi) release Time Warner from its obligations under the Time Warner Guarantee (at any time after the execution and delivery thereof) without the prior written consent of each Lender, provided that if the event specified in Section 9.15 occurs then the Time Warner Guarantee shall be automatically released without any further action or (vii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent. It is understood and agreed that the Borrower shall be permitted to cause additional Affiliates to, directly or indirectly, guarantee Obligations of the Borrower without the consent of any Lender or the Administrative Agent.

            SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Credit Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Agents or the Lenders, including the reasonable fees, charges and disbursements of any counsel for the Agents or the Lenders in connection with the enforcement or protection of its rights in connection with any Credit Document, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, it being understood that the Agents and the Lenders shall use, and the Borrower shall only be required to pay such fees, charges and disbursements of, a single counsel, unless (and to the extent) conflicts of interests require the use of more than one counsel.

            (b) The Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Credit Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of, or the proposed use of, the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Company, or any Environmental Liability related in any way to any

Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee (or a Related Party of such Indemnitee).

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

            (d) To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable promptly after written demand therefor.

            SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender except in accordance with Section 6.04 (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender other than a Conduit Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it, but not its Commitment); provided that (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrower and the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining balance of the assigning Lender's Loans, each assignment shall not be less than an aggregate principal amount of $25,000,000 and the remaining amount of the Loans held by the assigning Lender after giving effect to such assignment shall not be less than $25,000,000 unless each of the Borrower and the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,500

(provided that, in no event shall either Co-Administrative Agent be required to pay such recordation fee), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall (i) continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 and (ii) continue to be subject to the confidentiality provisions hereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section.

            (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

            (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Any Lender other than a Conduit Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

            (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

            (h) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (g) above.

            (i) The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

            SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender or any Affiliate of such Lender that is primarily engaged in commercial banking activities and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower (other than indebtedness related to commercial advertising and marketing arrangements entered into in the ordinary course of business) against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that in connection with any such requirement by a subpoena or similar legal process, the Borrower is given prior notice to the extent such prior notice is permissible under the circumstances and an opportunity to object to such disclosure, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an express agreement for the benefit of the Borrower containing provisions substantially the same as those of this Section, to any (i) assignee (or Conduit Lender) of or Participant in, or any prospective assignee (or Conduit Lender) of or Participant in, any of its rights or obligations under this Agreement or (ii) hedging agreement counterparty (or such contractual counterparty's professional advisor), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower, whether oral or written, relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, including in accordance with Regulation FD as promulgated by the SEC.

            SECTION 9.13. Acknowledgements. The Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

            SECTION 9.14. Assignments and Assumptions. (a) Effective immediately after receipt of the proceeds of the Loans by TW AOL Holdco, pursuant to the Contribution Agreement, TW AOL Holdco hereby irrevocably assigns, transfers and conveys to Holdco all of its rights, obligations, covenants, agreements, duties and liabilities as the "Borrower" hereunder, and Holdco hereby expressly assumes (the "First Assumption") all obligations, covenants, agreements, duties and liabilities of TW AOL Holdco as the "Borrower" hereunder (including, without limitation, all obligations in respect of the Loans).

            (b) Effective immediately after the First Assumption, Holdco hereby irrevocably assigns, transfers and conveys to AOL LLC all of its rights, obligations, covenants, agreements, duties and liabilities as the "Borrower" hereunder, and AOL LLC hereby expressly assumes (the "Second Assumption") all obligations, covenants, agreements, duties and liabilities of Holdco as the "Borrower" hereunder (including, without limitation, all obligations in respect of the Loans).

            SECTION 9.15. Release. Time Warner shall be automatically released from its obligations under the Time Warner Guarantee upon receipt by the Administrative Agent of a certificate of a Responsible Officer certifying that Consolidated Total Debt does not exceed the sum of (a) $2,000,000,000 and (b) the aggregate principal amount of any payment or prepayment of the Loans hereunder as of the date of such certificate.

            SECTION 9.16. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law

October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              TW AOL HOLDINGS INC.

                              By /s/ Raymond G. Murphy
                                ----------------------------------------
                                Name:  Raymond G. Murphy
                                Title: Sr. Vice President and Treasurer

                              AOL HOLDINGS LLC

                              By /s/ Raymond G. Murphy
                                ----------------------------------------
                                Name:  Raymond G. Murphy
                                Title: Vice President and Asst. Treasurer

                              AOL LLC

                              By /s/ Raymond G. Murphy
                                ----------------------------------------
                                Name:  Raymond G. Murphy
                                Title: Vice President and Asst. Treasurer

                                    AOL LLC
                          Three-Year Credit Agreement

                              BNP PARIBAS, as Co-Administrative Agent and a
                                  Lender

                              By:  /s/ Todd Rodgers
                                 --------------------------------------
                                   Name:  Todd Rodgers
                                   Title: Vice President

                              THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
                                  NEW YORK BRANCH, as Co-Administrative
                                  Agent and a Lender

                              By:  /s/ Jeffrey Millar
                                 --------------------------------------
                                   Name:  Jeffrey Millar
                                   Title: Authorized Signatory

                                    AOL LLC
                          Three-Year Credit Agreement

                                                                   SCHEDULE 2.01

                         ADDRESS OF NOTICES; COMMITMENTS

Lender Name and Address                                        Commitment
-----------------------                                        ----------
BNP Paribas                                                    $250,000,000.00

787 Seventh Avenue
New York, NY 10019
Attn: Nuala Marley
Telephone: 212-841-3096
Facsimile: 212-841-2747

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch        $250,000,000.00

1251 Avenue of the Americas, 12th Floor
New York, NY 10020
Attn: Jeffrey Millar
Telephone: 212-782-4358
Facsimile: 212-782-6445
                                                               ---------------
         TOTAL:                                                $500,000,000.00

                                                                SCHEDULE 2.03(A)

LOAN TYPE:      A BORROWING NOTICE (PURSUANT AND SUBJECT TO       PREPAYMENT NOTICE (PURSUANT TO SECTION 2.10) MUST BE GIVEN
                SECTION 2.03) OR AN INTEREST ELECTION (PURSUANT   NOT LATER THAN:
                TO SECTION 2.07) MUST BE GIVEN NOT LATER THAN:

LOANS

Any Eurodollar  11:00 am New York City time three (3)             12:00 pm New York City time three (3) Business Days before
Borrowing       Business Days before the date of the              the date of prepayment.
                proposed Borrowing.

ABR Borrowing   10:00 am New York City time on the day of the     12:00 pm New York City time one (1) Business Day before
                proposed Borrowing.                               the date of prepayment.


                                                                SCHEDULE 2.03(B)

                     AUTHORIZED ACCOUNT NUMBERS & LOCATIONS

Bank:           BNP Paribas

Address:        787 Seventh Avenue
                New York, NY 10019
                Attn: Loan Servicing Clearing

ABA:            0260-0768-9
Account Name:   AOL LLC
Account Number: 10313000103

Bank:           The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Address:        1251 Avenue of the Americas, 12th Floor
                New York, NY 10020
                Attn: Loan Operations Dept.

ABA:            0260-0963-2
Account Name:   AOL LLC
Account Number: 97770191

                                                                   SCHEDULE 6.08

                            UNRESTRICTED SUBSIDIARIES

AOL Canada Inc.

SCHEDULE 8

                             LIST OF PROPER PERSONS

      Name                                      Title
      ----                                      -----
Stephen M. Swad           Executive Vice President & Chief Financial Officer

Raymond G. Murphy         Vice President & Assistant Treasurer

Edward B. Ruggiero        Vice President & Assistant Treasurer

                                                                       EXHIBIT A

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Three-Year Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of April 13, 2006, among TW AOL HOLDINGS INC., a Virginia corporation ("TW AOL Holdco"), AOL HOLDINGS LLC, a Delaware limited liability company ("Holdco"), AOL LLC, a Delaware limited liability company ("AOL LLC"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), and BNP PARIBAS and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as co-administrative agents (collectively, in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

      1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the principal amount of Loans set forth on
Schedule 1 hereto of the Assignor on the Effective Date of this Assignment and Acceptance.

      2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance of the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Documents or any other instrument or document furnished pursuant hereto or thereto.

      3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

      4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

      5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

      6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                to Assignment and Acceptance with respect to the
            Three-Year Credit Agreement, dated as of April 13, 2006,
    among TW AOL HOLDINGS INC., a Virginia corporation ("TW AOL Holdco"), AOL HOLDINGS LLC, a Delaware limited liability company ("Holdco"), AOL LLC, a
  Delaware limited liability company ("AOL LLC"), the several banks and other financial institutions from time to time parties to this Agreement (the
     "Lenders"), and BNP PARIBAS and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
       NEW YORK BRANCH, as co-administrative agents (collectively, in such capacity, the "Administrative Agent")

Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________

    Amount of Loans

    $__________________


[Name of Assignee]                              [Name of Assignor]

By:______________________________               By:_____________________________
      Title:                                          Title:

Accepted for Recordation in the Register:       Required Consents (if any):

BNP PARIBAS, as                                 [AOL LLC]
Co-Administrative Agent

By:______________________________               [By:____________________________
      Title:                                          Title:]

                            Assignment and Acceptance
                                     AOL LLC
                           Three-Year Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH, as
Co-Administrative Agent

By:______________________________
    Title:


                            Assignment and Acceptance
                                     AOL LLC
                           Three-Year Credit Agreement

                                                                       EXHIBIT B

                                FORM OF GUARANTEE

            GUARANTEE, dated as of April 13, 2006, made by [SUBSIDIARY GUARANTOR,] [TIME WARNER,] (each, a "Guarantor", and collectively, the "Guarantors"), in favor of BNP PARIBAS and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as co-administrative agents (collectively, in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Three-Year Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of April 13, 2006, among TW AOL HOLDINGS INC., a Virginia corporation ("TW AOL Holdco"), AOL HOLDINGS LLC, a Delaware limited liability company ("Holdco"), AOL LLC, a Delaware limited liability company ("AOL LLC"), the Lenders and the Administrative Agent.

                                   WITNESSETH:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and

            WHEREAS, each Guarantor is a Subsidiary of the Borrower [an affiliate of the Borrower] of the Borrower under the Credit Agreement and it is to the advantage of each Guarantor that the Lenders make the Loans to the Borrower under the Credit Agreement.

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Borrower under the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

            1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            (b) As used herein, "Obligations" means the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement or any other Credit Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Credit Document).

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            2. Guarantees. (a) Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower as and when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

            (b) This Guarantee shall remain in full force and effect until the Obligations are paid in full.

            (c) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

            (d) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

            (e) No payment or payments made by the Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder who shall, notwithstanding any such payment or payments (other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations, up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.

            3. Right of Setoff. Each Guarantor hereby authorizes each Lender at any time and from time to time when any amounts owed by the Borrower under the Credit Agreement are due and payable and have not been paid (taking into account any applicable grace periods), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held by such Lender or any Affiliate of such Lender that is primarily engaged in commercial banking activities and other indebtedness at any time owing by such Lender to or for the credit or the account of such Guarantor (other than indebtedness related to commercial advertising and marketing arrangements entered into in the ordinary course of business) against any of and all of the obligations of the Borrower to such Lender hereunder now or hereafter existing under the Credit Agreement or any other Credit Document whether or not such Lender has made any demand for payment. Each Lender shall notify the applicable Guarantor promptly of any such setoff and the application made by such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this paragraph are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            4. No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any setoff or application of funds of any Guarantor by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

            5. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor, and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued,
(b) the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, (c) the Credit Agreement and any other Credit Document may be amended, modified, supplemented or terminated, in whole or in part, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.

            6. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Obligations, or any of the Guarantors under this Guarantee, in bankruptcy or in any other instance. When making a demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of the Borrower's property, or otherwise, all as though such payments had not been made.

            8. Payments. Each Guarantor hereby agrees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim at the office of the Administrative Agent as designated by the Administrative Agent.

            9. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each Lender that the representations and warranties set forth in Article III of the Credit Agreement (other than those set forth in Sections 3.04(d), 3.06 and 3.10 on any date other than the Closing Date) as they relate to such Guarantor or to the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein (it being understood that any representation or warranty set forth in Article III of the Credit Agreement that is qualified by a reference to the Borrower and its Subsidiaries taken as a whole shall not be deemed to apply to the Guarantor individually).

            The Guarantors agree that the foregoing representation and warranty shall be deemed to have been made by each Guarantor and shall be true and correct in all material respects on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

            10. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and any or all of the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            11. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or any Guarantor shall be effected in the manner provided in Section 9.01 of the Credit Agreement; any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 hereto.

            12. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            13. Integration. This Guarantee and the other Credit Documents represent the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Guarantor, the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Credit Documents.

            14. Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the applicable Guarantor and the Administrative Agent, provided that any right, power or privilege of the Administrative Agent or the Lenders arising under this

Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent; provided, further, that no such amendment or waiver shall release any Guarantor from its obligations hereunder without the written consent of each Lender.

            15. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            16. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            17. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.

            18. Enforcement Expenses. Each Guarantor agrees, jointly and severally, to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under this Guarantee or otherwise enforcing or protecting any rights under this Guarantee and the other Credit Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

            19. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            20. Acknowledgements.

            Each Guarantor hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to such Guarantor arising out of or in connection with this

Guarantee or any other Credit Document, and the relationship between any or all of the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

            21. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            22. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each Guarantor irrevocably consents to service of process in the manner provided for notices in paragraph 11 of this Guarantee. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.

            23. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            24. Release. This Guarantee may only be released in accordance with Sections 9.02(b) or 9.15 of the Credit Agreement; provided that, if any Subsidiary Guarantor is designated as an Unrestricted Subsidiary (or otherwise becomes an Unrestricted Subsidiary) pursuant to Section 6.08 of the Credit Agreement then the Guarantee shall be automatically released with respect to such Subsidiary Guarantor without any further action; and provided, further, that if the event specified in Section 9.15 of the Credit Agreement occurs then the Time Warner Guarantee shall be automatically released without any further action.

            [25. Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to Section 5.10 of the Credit Agreement shall become a Guarantor for all purposes of this Guarantee upon the execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.]

            IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                  [SUBSIDIARY GUARANTOR]

                                  By:  ____________________________
                                       Name:
                                       Title:

                                    Guarantee
                                     AOL LLC
                           Three-Year Credit Agreement

                                                                      SCHEDULE 1

                               Address for Notices

                                                            Annex 1 to Guarantee

            ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the "Additional Guarantor"), in favor of BNP
PARIBAS and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as co-administrative agents (collectively, in such capacity, the "Administrative Agent"), for the lenders (the "Lenders") parties to the Three-Year Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of April 13, 2006, among TW AOL HOLDINGS INC., a Virginia corporation ("TW AOL Holdco"), AOL HOLDINGS LLC, a Delaware limited liability company ("Holdco"), AOL LLC, a Delaware limited liability company ("AOL LLC"), the Lenders and the Administrative Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                                   WITNESSETH:

            WHEREAS, in connection with the Credit Agreement, certain [subsidiaries] [affiliates] of the Borrower (other than the Additional Guarantor) have entered into the Guarantee;

            WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee; and

            WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

            NOW, THEREFORE, IT IS AGREED:

            1. Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 25 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 1 to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 9 of the Guarantee is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

            2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                [ADDITIONAL GUARANTOR]

                                By:___________________________
                                    Name:
                                    Title:

                                                                    Annex 1-A to
                                                            Assumption Agreement

                            Supplement to Schedule 1